EXHIBIT 10

FORM OF AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (this “Agreement”), is made and entered into this      day of             ,             , by and between PepsiCo, Inc. (“Operator”), and                                          (“Lessee”).

WITNESSETH, that

WHEREAS, Operator owns or rightfully possesses certain civil aircraft bearing the United States Registration Numbers and of the types set for on Schedule 1 to this Agreement (the “Aircraft”);

WHEREAS, Operator employs a fully qualified flight crew to operate the Aircraft; and

WHEREAS, Operator desires to lease said Aircraft with flight crew to Lessee and Lessee desires to lease said Aircraft and flight crew from Operator on a time sharing basis pursuant to Section 91.501(c)(1) of the Federal Aviation Regulations (“FARs”).

NOW THEREFORE, Operator and Lessee declaring their intention to enter into and be bound by this Agreement, and for the good and valuable consideration set forth below, the parties, intending to be legally bound, hereby covenant and agree as follows:

1. Operator agrees to lease the Aircraft to Lessee on a non-exclusive basis from time to time as mutually agreed between the parties pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations conducted under this Agreement commencing on the first date set forth above and continuing unless and until terminated. Either party may terminate this Agreement by giving thirty (30) days written notice to the other party.

2. Lessee shall pay Operator, for each flight conducted under this Agreement, a mutually agreeable amount not in excess of the actual expenses of each specific flight, as authorized by FAR Part 91.501(d), including the actual expense of any “deadhead” flights made for Lessee, as authorized by FAR Part 91.501(d). The expenses authorized by FAR Part 91.501(d) include:

(a)	Fuel, oil, lubricants, and other additives;

(b)	Travel expenses of the crew, including food, lodging and ground transportation;

(c)	Hangar and tie down costs away from the aircraft’s base of operation;

(d)	Insurance obtained for the specific flight;

(e)	Landing fees, airport taxes and similar assessments;

(f)	Customs, foreign permit, and similar fees directly related to the flight;

(g)	In-flight food and beverages;

(h)	Passenger ground transportation;

(i)	Flight planning and weather contract services; and

(j)	An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.

3. Operator will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice and bill Lessee for the expenses enumerated in paragraph 2 above on the last day of the month in which any flight or flights for the account of Lessee occur. Lessee shall pay Operator for said expenses within thirty (30) days of receipt of the invoice and bill therefor. Lessee shall include with each payment any federal transportation excise tax due with respect to such payment, and Operator shall be responsible for collecting, reporting and remitting such tax to the U.S. Internal Revenue Service.

4. Lessee will provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as possible. Requests for flight time and proposed flight schedules shall be made in compliance with Operator’s scheduling procedures. In addition to proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Operator or Operator’s flight crew.

(a)	proposed departure point;

(b)	destination;

(c)	date and time of flight;

(d)	the number of anticipated passengers;

(e)	the nature and extent of unusual luggage and/or cargo to be carried;

(f)	the date and time of a return flight, if any; and

(g)	any other information concerning the proposed flight that may be pertinent or required by Operator or Operator’s flight crew.

5. Operator shall pay all expenses related to the ownership and operation of the Aircraft and shall employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

6. Operator shall be solely responsible for securing maintenance, including preventive maintenance, and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

7. Operator shall be responsible for all aspects of the physical and technical operation of the Aircraft and the safe performance of all flights, and shall retain full authority and control including exclusive operational control and possession of the Aircraft, at all times during flights operated under this Agreement. In accordance with applicable FARs, the flight crew will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the pilot in command, in his sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. The parties agree that Operator shall not be liable for delay or failure to furnish the Aircraft and crew member pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

8. Operator has and will maintain comprehensive aircraft liability insurance coverage including bodily injury (including passengers) and property damage liability with a combined single limit of not less than $200,000,000.00. Operator will provide additional insurance coverage as Lessee shall request or require, provided, however, that the cost of such additional insurance shall be borne by Lessee as set forth in paragraph 2(d) hereof.

9. Each party hereto agrees to indemnify and hold harmless the other against all losses, including costs, attorneys fees and expenses by reason of claims for injury to or death of persons and loss of or damage to property arising out of or in any manner connected with the performance of such party’s responsibilities under this Agreement or any breach by such party of any covenant or warranty made herein. Operator and Lessee agree that in the event either party shall be liable to the other for any reason relating to this Agreement, that under no circumstances shall the damaged party be entitled to any special or consequential damages, including but not limited to damages for lost profits.

10. Lessee warrants that:

(a)	It will use the Aircraft for Lessee’s own account only and will not use the Aircraft for the purposes of providing transportation for passengers or cargo in air commerce for compensation or hire; and

(b)

During the term of this Agreement, it will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft under this Agreement.

11. Operator warrants that it will abide by and conform to all laws, rules and regulations as may from time to time be in effect relating in any way to the operation or use of the Aircraft under this Agreement.

12. Neither this Agreement nor any party’s interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

13. Nothing herein shall be construed to create a partnership, joint venture, franchise, employer-employee relationship or to create any relationship of principal and agent.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 (FORMERLY 91.54) OF THE FARS.

(A) THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 WITHIN THE 12 MONTH PERIOD PRECEDING THE EXECUTION OF THIS AGREEMENT. OPERATOR CERTIFIES THAT THE AIRCRAFT IS COMPLIANT WITH APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF FAR PART 91 FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(B) THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(C) DURING THE DURATION OF THIS AGREEMENT, OPERATOR, PEPSICO, INC., 700 ANDERSON HILL ROAD, PURCHASE, NEW YORK 10577, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT IDENTIFIED AND TO BE OPERATED UNDER THIS AGREEMENT.

(D) AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FLIGHT STANDARDS DISTRICT OFFICE.

(E) OPERATOR FURTHER CERTIFIES THAT IT WILL SEND A TRUE COPY OF THIS EXECUTED AGREEMENT TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTN: TECHNICAL SECTION, P. O. BOX 25724, OKLAHOMA CITY, OKLAHOMA, 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(c)(1).

(F) THE UNDERSIGNED OPERATOR, PEPSICO, INC., 700 ANDERSON HILL ROAD, PURCHASE, NEW YORK 10577, CERTIFIES THAT OPERATOR IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT OPERATOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

The “Instructions For Compliance with Truth-In-Leasing Requirements” attached as Schedule 2 hereto are incorporated herein by reference.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

Operator:	PEPSICO, INC.	Lessee:

By:		By:

Name:		Name:

Title:		Title:

A copy of this Agreement should be carried in the Aircraft while being operated hereunder.

SCHEDULE 1

PEPSICO, INC. AIRCRAFT

Year, Make & Model	Serial Number	Registration Number	Registered Owner

SCHEDULE 2

INSTRUCTIONS FOR COMPLIANCE WITH

“TRUTH IN LEASING” REQUIREMENTS

1.

Mail a copy of the Agreement to the following address via certified mail, return receipt requested immediately upon the execution of the Lease: (14 C.F.R. 91.23 requires that the copy be sent within twenty-four (24) hours after it is signed.)

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

2.	Telephone or fax the nearest Flight Standards District Office at least forty-eight (48) hours prior to the first flight under this Agreement.

3.	Carry a copy of the Agreement in the Aircraft at all times.